Exhibit 99.1

For further information, contact:
Jeff Palmer	Louise Kehoe
Investor Relations	Ogilvy PR/ Marvell
408-222-8373	650-544-5070
jpalmer@marvell.com	louise.kehoe@ogilvypr.com

Marvell Technology Reports Fiscal Second Quarter Results

•                  F2Q09 Revenue: $843 Million, up 28% Year-on-Year

•                  F2Q09 Net Income: $71 Million (GAAP), $154 Million (non-GAAP)

•                  F2Q09 EPS: $0.11 (GAAP), $0.24 (non-GAAP)

•                  F2Q09 Free Cash Flow: $167 Million

Santa Clara, California (August 28, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications and consumer silicon solutions, today reported financial results for the second quarter of fiscal year 2009, ended August 2, 2008.

Net revenue for the second quarter of fiscal 2009 was $842.6 million, an increase of 28 percent over $656.7 million in the second quarter of fiscal 2008, ended July 28, 2007, and a 4.8 percent sequential increase from $804 million in the first quarter of fiscal 2009, ended May 3, 2008.

“The results for our second quarter were better than we had anticipated.  We demonstrated significant year over year revenue growth, sustained profitability and excellent free cash flow generation,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer.  “We also continued to realize recurring benefits from our improved efficiency which combined with our revenue performance enabled us to achieve increased sequential growth in gross and operating margins.”

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below.  Reconciliations of GAAP net income (loss) to non-GAAP net income for the three and six months ended August 2, 2008 and July 28, 2007 appear in the financial statements below.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets and restructuring costs.

GAAP net income was $71.4 million, or $0.11 per share (diluted), for the second quarter of fiscal 2009, compared with a GAAP net loss of $56.5 million, or a loss of $0.10 per share for the second quarter of fiscal 2008.  In the first quarter of fiscal 2009 GAAP net income was $69.9 million, or $0.11 per share (diluted).

Non-GAAP net income increased to $154 million, or $0.24 per share (diluted) for the second quarter of fiscal 2009, a 288 percent increase compared with non-GAAP net income of $39.7 million, or $0.06 per share (diluted) for the second quarter of fiscal 2008 and an increase of 2 percent from non-GAAP net income of $150.4 million, or $0.24 per share (diluted) for the first quarter of fiscal 2009.  Results for the first fiscal quarter of 2009 included one time benefits of $14.5 million, or approximately $0.02 per share.

Non-GAAP gross margin for the second quarter of fiscal 2009 was 52.3 percent, compared to non-GAAP gross margin of 52.0 percent for the first quarter of fiscal 2009 and non-GAAP gross margin of 49.4 percent for the second quarter of fiscal 2008.

Shares used to compute GAAP net income per share, for the second quarter of fiscal 2009 were 638 million shares (diluted), compared with 588 million shares in the second quarter of fiscal 2008 and 624 million shares (diluted) in the first quarter of fiscal 2009.  Shares used to compute non-GAAP net income per diluted share for the second quarter of fiscal 2009 were 640 million shares compared with 630 million shares for the second quarter of fiscal 2008 and 624 million shares for the first quarter of fiscal 2009.

Cash flow from operations for the second quarter of fiscal 2009 was $183 million, up 40% sequentially from the $130 million reported in the first quarter of fiscal 2009.  Free cash, defined as cash flow from operations, less investments in property, plant and equipment, was $167 million, up 67% sequentially from the $100 million reported in the first quarter of fiscal 2009.

Conference Call

Marvell will be conducting a conference call on August 28, 2008 at 1:45 p.m. PDT to discuss its second quarter of fiscal 2009 financial performance.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The conference call will also be available via the web at www.marvell.com.  Please visit Marvell’s website, under the Investor Events section of the Investor Relations page.  Replay on the Internet will be available until September 4, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP net income consists of net income excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.  Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted).  For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements.  The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations.  While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures.  Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.  For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC.  The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology (NASDAQ: MRVL) is a leader in the development of storage, communications and consumer silicon solutions.  Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries.  For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the Company’s use of non-GAAP net income and net income per share as important supplemental information.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including the Company’s reliance on major customers and suppliers; market acceptance of new products; and other risks detailed in Marvell’s SEC filings.  When Marvell files its Form 10-Q for the second quarter of fiscal 2009, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing.  The Company’s results also remain subject to review by the Company’s independent registered public accounting firm.  For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 2,	May 3,	July 28,	August 2,	July 28,
	2008	2008	2007	2008	2007

Net revenue	$842,575	$804,075	$656,711	$1,646,650	$1,291,761
Cost of goods sold	405,913	388,842	335,530	794,755	662,947
Gross profit	436,662	415,233	321,181	851,895	628,814
Operating expenses:
Research and development and other	249,714	238,475	236,194	488,189	470,327
Selling and marketing	41,834	46,088	53,942	87,922	104,334
General and administrative	30,989	12,951	33,775	43,940	57,763
Amortization of acquired intangible assets	34,988	35,247	37,293	70,235	74,613
Total operating expenses	357,525	332,761	361,204	690,286	707,037
Operating income (loss)	79,137	82,472	(40,023)	161,609	(78,223)
Interest and other income (expense), net	(2,690)	(3,959)	(6,814)	(6,649)	(15,470)
Income (loss) before income taxes	76,447	78,513	(46,837)	154,960	(93,693)
Provision for income taxes	5,080	8,574	9,619	13,654	15,591
Net income (loss)	$71,367	$69,939	$(56,456)	141,306	(109,284)

Basic net income (loss) per share	$0.12	$0.12	$(0.10)	$0.23	$(0.19)
Diluted net income (loss) per share	$0.11	$0.11	$(0.10)	$0.22	$(0.19)

Shares used in computing basic earnings per share	606,860	601,222	587,534	604,041	587,480
Shares used in computing diluted earnings per share	637,832	624,351	587,534	631,091	587,480

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	August 2, 2008				July 28, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenue	$842,575	$—		$842,575	$656,711	$—		$656,711
Cost of goods sold	405,913	3,755	(a)	402,158	335,530	3,275	(a)	332,255
Gross profit	436,662	3,755		440,417	321,181	3,275		324,456
Gross margin	51.8%			52.3%	48.9%			49.4%
Operating expenses:
Research and development and other	249,714	32,998	(a)	216,716	236,194	34,591	(a)	201,603
Selling and marketing	41,834	6,159	(a)	35,675	53,942	10,977	(a)	42,965
General and administrative	30,989	4,715	(a)	26,274	33,775	10,033	(a)	23,742
Amortization of acquired intangible assets	34,988	34,988	(b)	—	37,293	37,293	(b)	—
Total operating expenses	357,525	78,860		278,665	361,204	92,894		268,310
Operating income (loss)	79,137	82,615		161,752	(40,023)	96,169		56,146
Interest and other income (expense), net	(2,690)	—		(2,690)	(6,814)	—		(6,814)
Income (loss) before income taxes	76,447	82,615		159,062	(46,837)	96,169		49,332
Provision for income taxes	5,080	—		5,080	9,619	—		9,619
Net income (loss)	$71,367	$82,615		$153,982	$(56,456)	$96,169		$39,713

Basic net income (loss) per share	$0.12			$0.25	$(0.10)			$0.07
Diluted net income (loss) per share	$0.11			$0.24	$(0.10)			$0.06

Shares used in computing basic earnings per share	606,860			606,860	587,534			587,534
Shares used in computing diluted earnings per share	637,832			640,147	587,534			630,258

(a) Consists of
For three months ending August 2, 2008, employee stock-based compensation expense of $3,755 cost of goods sold,
$32,998 research and development, $6,159 selling and marketing and $4,715 general and administrative

For three months ending July 28, 2007, employee stock-based compensation expense of $3,275 cost of goods sold,
$34,591 research and development, $10,977 selling and marketing and $10,033 general and administrative

(b) Consists of
For three months ending August 2, 2008, amortization of intangible assets of $34,988 resulting from prior acquisitions
For three months ending July 28, 2007, amortization of intangible assets of $37,293 resulting from prior acquisitions

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended				Six Months Ended
	August 2, 2008				July 28, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenue	$1,646,650	$—		$1,646,650	$1,291,761	$—		$1,291,761
Cost of goods sold	794,755	6,828	(a)	787,927	662,947	6,293		656,654
Gross profit	851,895	6,828		858,723	628,814	6,293		635,107
Gross margin	51.7%			52.1%	48.7%			49.2%
Operating expenses:
Research and development and other	488,189	62,930	(a)	425,259	470,327	66,633	(a)	403,694
Selling and marketing	87,922	13,507	(a)	74,415	104,334	18,148	(a)	86,186
General and administrative	43,940	9,588	(a)	34,352	57,763	14,590	(a)	43,173
Amortization of acquired intangible assets	70,235	70,235	(b)	—	74,613	74,613	(b)	—
Total operating expenses	690,286	156,260		534,026	707,037	173,984		533,053
Operating income (loss)	161,609	163,088		324,697	(78,223)	180,277		102,054
Interest and other income (expense), net	(6,649)	—		(6,649)	(15,470)	—		(15,470)
Income (loss) before income taxes	154,960	163,088		318,048	(93,693)	180,277		86,584
Provision for income taxes	13,654	—		13,654	15,591	—		15,591
Net income (loss)	$141,306	$163,088		$304,394	$(109,284)	$180,277		$70,993

Basic net income (loss) per share	$0.23			$0.50	$(0.19)			$0.12
Diluted net income (loss) per share	$0.22			$0.48	$(0.19)			$0.11

Shares used in computing basic earnings per share	604,041			604,041	587,480			587,480
Shares used in computing diluted earnings per share	631,091			632,294	587,480			632,010

(a) Consists of
For six months ending August 2, 2008, employee stock-based compensation expense of $6,828 cost of goods sold,
$62,930 research and development, $13,507 selling and marketing and $9,588 general and administrative

For six months ending July 28, 2007, employee stock-based compensation expense of $6,293 cost of goods sold,
$66,633 research and development, $18,148 selling and marketing and $14,590 general and administrative

(b) Consists of
For six months ending August 2, 2008, amortization of intangible assets of $70,235 resulting from prior acquisitions
For six months ending July 28, 2007, amortization of intangible assets of $74,613 resulting from prior acquisitions

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	August 2,	February 2,
	2008	2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$888,898	$630,903
Accounts receivable, net	470,646	332,020
Inventory	326,924	419,493
Prepaid expenses and other current assets	94,103	121,325
Total current assets	1,780,571	1,503,741
Property and equipment, net	412,988	416,241
Long-term investments	40,293	45,628
Goodwill and acquired intangible assets	2,357,606	2,427,877
Other non-current assets	132,627	157,107
Total assets	$4,724,085	$4,550,594

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$237,039	$231,135
Accrued liabilities	217,629	241,062
Income taxes payable	37,008	39,132
Deferred income	62,005	69,420
Current portion of capital lease obligations	1,933	2,463
Total current liabilities	555,614	583,212
Capital lease obligations	3,363	4,238
Term loan obligations	288,750	390,750
Other long-term liabilities	169,666	160,875
Total liabilities	1,017,393	1,139,075

Shareholders’ equity:
Common stock	1,221	1,200
Additional paid-in capital	4,256,384	4,100,659
Accumulated other comprehensive income (loss)	(1,264)	615
Accumulated deficit	(549,649)	(690,955)
Total shareholders’ equity	3,706,692	3,411,519
Total liabilities and shareholders’ equity	$4,724,085	$4,550,594

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended
	August 2,	July 28,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$141,306	$(109,284)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,650	52,420
Stock-based compensation	92,853	105,664
Amortization of acquired intangible assets	70,235	74,613
Loss from disposal of assets	—	(5,122)
Fair market value adjustment to Intel inventory sold	(10,757)	(77,641)
Interest expense related to supply contract	—	3,023
Excess tax benefits from stock-based compensation	(494)	(235)
Changes in assets and liabilities, net of acquisitions:
Restricted cash	(24,500)	—
Accounts receivable	(138,626)	(28,702)
Inventories	103,327	(88,748)
Prepaid expenses and other assets	42,810	53,992
Accounts payable	5,878	22,334
Accrued liabilities and other	(33,999)	(26,199)
Accrued employee compensation	9,995	855
Income taxes payable	5,814	3,928
Deferred income	(7,415)	8,318
Net cash provided by (used in) operating activities	313,077	(10,784)
Cash flows from investing activities:
Cash paid in acquisitions, net	—	(7,141)
Purchases of short-term and long-term investments	(10,172)	(113,651)
Sales and maturities of short-term and long-term investments	23,793	50,021
Acquisition costs	—	(1,138)
Purchases of property and equipment	(46,532)	(64,513)
Purchases of technology licenses	(1,250)	(16,850)
Proceeds from sale of assets under construction	—	5,122
Net cash used in investing activities	(34,161)	(148,150)
Cash flows from financing activities:
Proceeds from the issuance of common stock and other	67,656	2,681
Principal payments on capital lease and debt obligations	(103,405)	(7,811)
Excess tax benefits from stock-based compensation	494	235
Net cash used in financing activities	(35,255)	(4,895)
Net increase (decrease) in cash and cash equivalents	243,661	(163,829)
Cash and cash equivalents at beginning of period	615,648	568,008
Cash and cash equivalents at end of period	$859,309	$404,179